Exhibit 10.3

AGREEMENT

Agreement (this “Agreement”), dated August 5, 2024, among ICU Eyecare Solutions Inc, a Delaware corporation (“Solutions”), ICU Eyewear, Inc., a California corporation, ICU Eyewear Holdings, Inc., a California corporation, 1847 ICU Holdings Inc., a Delaware corporation and 1847 Holdings LLC, a Delaware limited liability company (each, a “Party”; together the “Parties”).

Recitals:

A. ICU Eyewear, Inc., ICU Eyewear Holdings, Inc., 1847 ICU Holdings Inc., and 1847 Holdings LLC are Affiliates.

B. ICU Eyewear, Inc., ICU Eyewear Holdings, Inc., and 1847 ICU Holdings Inc. are Loan Parties under the Amended and Restated Credit and Security Agreement, dated September 11, 2023, with AB Lending SPV I LLC, d/b/a Mountain Ridge Capital (“Lender”) (the “Credit and Security Agreement”). Under the Credit and Security Agreement, the Loan Parties are jointly and severally liable to Lender for borrowing by ICU Eyewear, Inc.

C. 1847 Holdings LLC is a limited guarantor with respect to the Credit and Security Agreement pursuant to an ancillary agreement executed contemporaneously therewith.

D. Pursuant to the Credit and Security Agreement, Lender has a security interest in all of the assets of ICU Eyewear, Inc.

E. ICU Eyewear, Inc. is in default under the Credit and Security Agreement and, with the approval of the other ICU Parties, has consented to a foreclosure by Lender and private sale of substantially all of its assets, pursuant to Section 9-610 of the Uniform Commercial Code as in effect in the State of New York and Section 9-610 of the Uniform Commercial Code as in effect in the State of California, to Solutions, a wholly owned subsidiary of Tworoger Associates, Ltd. (the “Asset Sale”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties agree as follows:

1. Definitions.

1.1 As used in this Agreement,

“Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under the common control with, that Person, and in the case of a Person who is a natural person, any natural person related to that natural person by blood, marriage or family. The term Person means any natural person, corporation, partnership, joint venture, association, limited liability company, trust, or other business or legal entity; and the term control means the power to direct the affairs of such entity by reason of ownership of equity, by contract, or otherwise.

“Business” means the sale at wholesale or retail of (i) eyewear products, including eyeglasses, sunglasses, reading glasses, frames for eyeglasses, sunglasses, and reading glasses, and

(ii) eyewear accessories, including cases, chains, cords and lanyards.

“ICU Parties” means ICU Eyewear, Inc., ICU Eyewear Holdings, Inc., 1847 ICU Holdings Inc., and 1847 Holdings LLC.

1.2 The terms “hereof,” “herein,” “hereunder,” or words of like tenor used anywhere in this Agreement refers to this entire Agreement and not to any particular Section or clause hereof unless so stated. The use of the term “including,” “includes,” or words of like tenor used anywhere in this Agreement in each case means “including [or includes] without limitation,” whether or not expressed. The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined and whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

2. Incorporation of Recitals. The Recitals are incorporated into the body of this Agreement.

3. Effective Date. This Agreement shall become effective simultaneously with the closing of the Asset Sale (the “Effective Date”).

4. Acknowledgement of Benefit. Each of the ICU Parties acknowledges that it will derive substantial benefit from the Asset Sale.

5. Change of Names. Each ICU Party covenants and agrees that if, upon the fifth (5th) anniversary of the Effective Date, that ICU Party maintains corporate existence, the ICU Party will take any requisite steps to remove the term “ICU” from its name.

6. Non-compete. Each ICU Party covenants and agrees that, from and after the Effective Date and ending on the fifth (5th) anniversary of the Effective Date (the “Non-Compete Period”), it will not own, manage, control, participate in, or in any manner engage in the Business, directly or indirectly, whether for its own account of for that of any other Person and whether as a shareholder, member, partner or investor possessing an ownership interest exceeding 2% in any such Person, or as principal, agent, or consultant, or in any other capacity. Each ICU Party acknowledges that the restraints imposed upon it pursuant to this Section are no greater than is reasonably necessary to preserve and protect the assets and legitimate business interest of Solutions and that a violation of this Section by it would irreparably injure Solutions. Accordingly, Solutions may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter against it for any such violation, and no bond or other security shall be required in connection with such injunction.

7. Miscellaneous.

7.1 Modification; Waiver. This Agreement may not be modified or amended except in writing duly executed by all the Parties. No provision of this Agreement may be waived by any Party except in writing. The waiver by any Party of a breach of this Agreement will not operate or be construed as a waiver of any subsequent breach of that provision by the same Party, or any other provision or condition of this Agreement.

7.2 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns.

7.3 Governing Law and Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, will be governed by the laws of the State of New York without regard to principles of choice of laws. Jurisdiction and venue of any action or proceeding arising out of or relating to this Agreement, including any breach, will be in the state or federal courts located in or for New York County, New York.

7.4 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties, and their respective successors, assigns and Affiliates, and nothing herein, express or implied, is intended to, or will be construed to, provide or create any legal or equitable rights or benefits to any Person other than such Parties, successors, assigns and Affiliates.

7.5 Survival. Any provision which, either expressly or from the context of this Agreement, is intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

7.6 Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement is declared invalid, void or unenforceable, the remainder of the provisions of this Agreement will remain in full force and effect, and such invalid, void or unenforceable provision will be interpreted in a manner which accomplishes, to the extent possible, the original purpose of such provision. The Parties, if possible, shall agree on a legal, valid, and enforceable substitute provision that is similar in effect to the deleted provision.

7.7 Headings. Section headings are included solely for convenience and will not constitute a part hereof.

7.8 Counterparts. This Agreement may be executed and delivered in counterparts, each of which is deemed to be an original, but such counterparts together will constitute one and the same instrument. This Agreement may be signed by facsimile, pdf or electronically transmitted signature such as DocuSign, which will be deemed valid, binding and enforceable for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

ICU Eyecare Solutions, Inc.

By:	/s/ Rebecca Giefer
Name:	Rebecca Giefer
Title:	President

ICU Eyewear, Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman and President

ICU Eyewear Holdings, Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman of the Board of Directors and President

1847 ICU Holdings, Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chairman, Chief Executive Officer and Secretary

[Signature page to Agreement: ICU Eyewear, Inc, ICU Eyecare Solutions, Inc, ICU Eyewear Holdings, Inc, 1847 ICU Holdings, Inc, 1847 Holdings LLC]